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Exhibit 99.14

        TELEWEST GLOBAL, INC.

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELEWEST GLOBAL, INC.

        The undersigned hereby appoints Anthony (Cob) W.P. Stenham, Neil R. Smith and Stephen S. Cook, and each of them, with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value U.S. $0.01 per share, of Telewest Global, Inc., a Delaware corporation, that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders, to be held at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, Midtown Conference Center, 375 Park Avenue, Suite 3708, New York, NY 10152 on Thursday, March 2, 2006 at 9:00 A.M. local time and at any adjournment or postponement thereof, upon the matters described in the Notice of Special Meeting included in the joint proxy statement/prospectus dated January 30, 2006, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment or postponement thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

        This proxy is being solicited by the Board of Directors of Telewest Global, Inc. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND, WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

I/WE PLAN TO ATTEND THE MEETING	☐	TELEWEST GLOBAL, INC. P.O. BOX 11039 NEW YORK, N.Y. 10203-0039

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)

Please sign, date and return this proxy card in the enclosed postage prepaid envelope.	☒ Votes must be indicated in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.

1.	To amend and restate the certificate of incorporation of Telewest Global, Inc. to reclassify each share of Telewest common stock issued and outstanding immediately prior to the effective time of the reclassification into (i) 0.2875 shares of Telewest common stock existing immediately after the effective time of the reclassification, or the Telewest new common stock, together with cash in lieu of fractional shares of Telewest new common stock, and (ii) one share of Telewest Class B redeemable common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐	2.	To authorize the issuance of shares of Telewest new common stock in the merger of Neptune Bridge Borrower LLC with NTL Incorporated as contemplated by the Amended and Restated Agreement and Plan of Merger dated as of December 14, 2005 as amended by amendment no. 1 thereto, among Telewest Global, Inc., NTL Incorporated, Neptune Bridge Borrower LLC, and, for certain limited purposes, Merger Sub Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					3.	In the discretion of the persons named in this proxy card, to consider and take action on any other business that may properly be brought before the special meeting or any properly reconvened meeting following an adjournment or postponement of the special meeting.
					To change your address, please mark this box.				☐

					SCAN LINE

						NOTE: Please date and sign this proxy card exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

Date Share Owner sign here	Co-Owner sign here

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  Exhibit 99.14